EXHIBIT 99.1

S&W Announces Fiscal 2021 Financial Results

Conference call to be conducted on Monday, September 27, 2021 at 11:00 am ET

For Immediate Release

Company Contact:Investor Contact:

Matthew Szot, Chief Financial Officer Robert Blum

S&W Seed CompanyLytham Partners, LLC
Phone: (720) 506-1164Phone: (602) 889-9700
www.swseedco.comsanw@lythampartners.comwww.lythampartners.com

LONGMONT, Colorado – September 27, 2021 – S&W Seed Company (Nasdaq: SANW) today announced financial results for fiscal year 2021 ended June 30, 2021. The Company had announced preliminary fiscal 2021 financial results on August 19, 2021.

"The overall strategic plan to evolve S&W into an integrated agricultural seed technology company remains on-track, despite the logistical challenges we encountered in fiscal 2021," commented Mark Wong, President & CEO of S&W Seed Company. "We are seeing strong demand for our recently launched non-GMO herbicide tolerant sorghum solution, Double Team, which we believe provides an opportunity to not only gain sorghum market share, but also expand the size of the overall U.S. sorghum market. We also anticipate the launch of our second novel trait technology product in fiscal 2022, Improved Quality Alfalfa (IQ™), a gene-edited crop to down-regulate lignin synthesis and improve forage digestibility in ruminants. We believe these two innovative new products, coupled with improvements from our existing crop portfolio including our recently announced stevia pilot production program with Ingredion (Nasdaq: INGR), should help to drive revenue growth in the future.”

Wong continued, “We have made significant progress in overcoming the logistical challenges we experienced during fiscal 2021, having successfully shipped $5 million of product in the first quarter of fiscal 2022 that was originally expected to ship in fiscal 2021. Additionally, we have undertaken several strategic initiatives that are designed to drive improved operating results going forward, including the implementation of price increases on the majority of our products to address overall rising costs and to more properly reflect the value of our proprietary products and modifying the terms and conditions of standard customer contracts to address the volatility and increased costs of freight and transportation. We expect these actions to translate into improved gross and operating margins in the future.”

Financial Results

Core Revenue (which we define as total revenue, excluding product revenue attributable to Pioneer) for fiscal 2021 was $69.8 million, compared to Core Revenue for fiscal 2020 of $59.9 million, an increase of $9.9 million or 16.5%. Due to continued logistical challenges, approximately $5.0 million of revenue that the Company expected to recognize in the fourth quarter of fiscal 2021 is instead expected to be recognized in the first quarter of fiscal 2022. Additionally, the Company also experienced weakness in its European sunflower program and delays in certain customer product registrations which also had an impact on the annual results.

As announced in May 2019, S&W entered into a termination agreement and an alfalfa license agreement with Pioneer Hi-Bred International, a subsidiary of Corteva Agriscience, to replace its prior alfalfa distribution agreement with Pioneer. Due to these agreements with Pioneer, S&W plans to disclose Core Revenue as a metric to track performance of its business on a go-forward basis until product revenue attributable to Pioneer is no longer reflected in comparisons between fiscal periods. The increase in Core Revenue for fiscal 2021 can be primarily attributed to Pasture Genetics’ operations in Australia, which the Company acquired on February 24, 2020.

Total revenue for fiscal 2021 was $84.0 million, compared to total revenue for fiscal 2020 of $79.6 million, an increase of 5.5%. For fiscal 2021, S&W recorded product revenue from Pioneer of $14.2 million, compared to $19.7 million in fiscal 2020. As of March 31, 2021, S&W had fully recorded all revenue from Pioneer under the May 2019 agreement.

GAAP gross margins during fiscal 2021 were 16.3% compared to GAAP gross margins of 18.8% in fiscal 2020. Adjusted gross margins, excluding the impact of inventory write-downs (see Table A1), were 18.0% in fiscal 2021 compared to 21.7% in fiscal 2020.

The COVID-19 pandemic had a significant negative impact on logistics, as experienced in several industries across the globe, contributing to delayed shipments to the Company's customers and also increased costs of goods sold. In particular, the Company experienced challenges in shipping product during the quarter ended June 30, 2021, due to limited availability of trucks and marine containers for product deliveries, congestion at ports, and rising shipping and transportation costs. The Company's strategy of concentrating its production to fewer, and larger facilities, became much more challenging due to these industry-wide supply chain issues.

GAAP operating expenses for fiscal 2021 were $33.9 million, compared to $33.7 million in fiscal 2020. The increase in operating expenses for fiscal 2021 can primarily be attributed to a $1.2 million increase in research and development expenses as well as additional expenses from the acquisition of Pasture Genetics, partially offset by a $1.9 million gain on the sale property, plant and equipment.

GAAP net loss for fiscal 2021 was $(19.2) million, or $(0.55) per basic and diluted share, compared to GAAP net loss of $(19.7) million, or $(0.59) per basic and diluted share, in fiscal 2020.

Adjusted net loss (see Table A2) for fiscal 2021 was $(22.5) million, or $(0.65) per basic and diluted share, excluding non-recurring transaction costs, change in contingent consideration obligation and interest expense – amortization of debt discount. Adjusted net loss (see Table A2) for fiscal 2020, excluding transaction costs, change in estimated value of assets held for sale, change in contingent consideration, loss on extinguishment of debt and interest expense – amortization of debt discount, was $(18.4) million, or $(0.55) per basic and diluted share.

Adjusted EBITDA (see Table B) for fiscal 2021 was $(13.1) million, compared to adjusted EBITDA of $(9.7) million in fiscal 2020.

Fiscal 2022 Revenue Guidance

S&W expects fiscal 2022 Core and Total Revenue to be within a range of $80 to $85 million, representing an expected increase of approximately 15% to 20% compared to fiscal 2021 Core Revenue of $69.8 million.

Conference Call

S&W Seed Company has scheduled a conference call for Monday, September 27, 2021, at 11:00 am ET (8:00 am PT) to review these results. Interested parties can access the conference call by dialing (844) 861-5498 or (412) 317-6580 or can listen via a live Internet webcast, which is available in the Investor Relations section of the Company's website at http://www.swseedco.com/investors. A teleconference replay of the call will be available for three days at (877) 344-7529 or (412) 317-0088, confirmation #10160367. A webcast replay will be available in the Investor Relations section of the Company's website at http://www.swseedco.com/investors for 30 days.

Non-GAAP Financial Measures

In addition to financial results reported in accordance with accounting principles generally accepted in the United States of America (“GAAP”), we have provided the following non-GAAP financial measures in this release and the accompanying tables: adjusted gross margins; adjusted net loss; adjusted net loss per share; and adjusted EBITDA. We use these non-GAAP financial measures internally to facilitate period-to-period comparisons and analysis of our operating performance and liquidity, and believe they are useful to investors as a supplement to GAAP measures in analyzing, trending and benchmarking the performance and value of our business. However, these measures are not intended to be a substitute for those reported in accordance with GAAP. These measures may be different from non-GAAP financial measures used by other companies, even when similar terms are used to identify such measures.

For reconciliations of historical non-GAAP financial measures to the most comparable financial measures under GAAP, see Tables A and B accompanying this release.

In order to calculate these non-GAAP financial measures, we make targeted adjustments to certain GAAP financial line items found on our Consolidated Statement of Operations, backing out non-recurring or unique items or items that we believe otherwise distort the underlying results and trends of the ongoing business. We have excluded the following items from one or more of our non-GAAP financial measures for the periods presented:

Selling, general and administrative expenses; operating expenses. We exclude from operating expenses a portion of SG&A expense related to non-recurring transaction expenses related to acquisitions. Such acquisition-related expenses include non-recurring transaction fees, due diligence costs and other direct costs associated with our acquisitions. These amounts are unrelated to our core performance during any particular period and are impacted by the timing of the acquisition. We exclude acquisition-related expenses from our SG&A expense and total operating expenses to provide investors a method to compare our operating results to prior periods and to peer companies, as such amounts can vary significantly based on the frequency of acquisitions and the magnitude of acquisition expenses.

Change in estimated value of assets held for sale.  The change in estimated value of assets held for sale represents our estimated change in the value of certain properties held for sale.  These amounts are non-cash losses and are unrelated to our core performance during any particular period. We believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.

Change in contingent consideration obligation.  The change in contingent consideration obligation represents our estimated change in the value of contingent earn-out related to the February 2020 acquisition of Pasture Genetics.  These amounts are non-cash gains and are unrelated to our core performance during any particular period. We believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.

Loss on extinguishment of debt.   Loss on extinguishment of debt represents the unamortized debt issuance costs related to our terminated KeyBank credit agreement.  These amounts are non-cash losses, and are unrelated to our core performance during any particular period. We believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.

Interest expense – amortization of debt discount.  Amortization of debt discount and debt issuance costs are primarily related to our working capital lines of credit and term loans. These amounts are non-cash charges and are unrelated to our core performance during any particular period. We believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.

Non-GAAP Tax Rate.  The estimated non-GAAP effective tax rate adjusts the tax effect to quantify the tax consequences of the excluded non-GAAP items.

Descriptions of the non-GAAP financial measures included in this release and the accompanying tables are as follows:

Adjusted gross margins.  We define adjusted gross margins as gross margins, adjusted to exclude the impact of inventory write-downs. We believe that the use of adjusted gross margins is useful to investors and other users of our financial statements in evaluating our operating performance because it provides a method to compare our operating results to prior periods and to peer companies after making adjustments for amounts that can vary significantly from period to period.

Adjusted net loss and loss per share.  We define non-GAAP net loss as net loss less non-recurring transaction costs, change in estimated value of assets held for sale, change in contingent consideration obligation, loss on extinguishment of debt and interest expense - amortization of debt discount.  However, in order to provide a complete picture of our recurring core business operating results, we also exclude from non-GAAP net loss the tax effects of these adjustments. We used estimated Non-GAAP Tax Rate that we believe would be applied had our income approximated the non-GAAP net loss for the presented periods. We caution investors that the tax effects of these adjustments are based on management's estimates. We believe that these non-GAAP financial measures provide useful supplemental information for evaluating our operating performance.

Adjusted EBITDA. We define Adjusted EBITDA as GAAP net loss, adjusted to exclude non-recurring transaction costs from SG&A, depreciation and amortization, non-cash stock-based compensation, foreign currency (gain) loss, change in estimated value of assets held for sale, change in contingent consideration obligation, loss on extinguishment of debt, interest expense – amortization of debt discount, interest expense, and provision for income taxes. We believe that the use of adjusted EBITDA is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods. We use adjusted EBITDA in conjunction with traditional GAAP operating performance measures as part of our overall assessment of our performance, for planning purposes, including the preparation of our annual operating budget, to evaluate the effectiveness of our business strategies and to communicate with our board of directors concerning our financial performance. Management does not place undue reliance on adjusted EBITDA as its only measure of operating performance. Adjusted EBITDA should not be considered as a substitute for other measures of financial performance reported in accordance with GAAP.

About S&W Seed Company

Founded in 1980, S&W Seed Company is a global agricultural company headquartered in Longmont, Colorado. S&W’s vision is to be the world’s preferred proprietary seed company which supplies a range of forage and specialty crop products that supports the growing global demand for animal proteins and healthier consumer diets. S&W is a global leader in proprietary alfalfa and sorghum seeds, with significant research and development, production and distribution capabilities. S&W’s product portfolio also includes hybrid sunflower and wheat and the company is utilizing its research and breeding expertise to develop and produce stevia, the all-natural, zero calorie sweetener for the food and beverage industry. For more information, please visit www.swseedco.com.

Safe Harbor Statement

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. “Forward-looking statements” describe future expectations, plans, results, or strategies and are generally preceded by words such as “may,” “future,” “plan” or “planned,” “will” or “should,” “expected,” “anticipates,” “draft,” “eventually” or “projected.” Forward-looking statements in this release include, but are not limited to: anticipated results of the commercial launch of Double Team; the anticipated launch of Improved Quality Alfalfa (IQ™), expected revenue growth; benefits anticipated from strategic initiatives designed to improve operating results; expectations regarding the duration and impact of logistical challenges that affected our results of operations in the quarter ended June 30, 2021; our guidance on Core Revenue for the fiscal year ending June 30, 2022; and our plans for the advancement of our business strategy.  You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including: the effects of the COVID-19 pandemic on our business and operations; risks related to our need to raise additional capital in the future and our ability to continue as a “going concern”; changes in market conditions, including any unexpected decline in commodity prices, may harm our results of operations and revenue outlook; our proprietary seed trait technology products may not yield their anticipated benefits; changes in the competitive landscape and the introduction of competitive products may negatively impact our results of operations; our business strategic initiatives may not achieve the expected results; previously experienced logistical challenges in shipping and transportation of our products may become amplified and further decrease our gross margins; and the risks associated with our ability to successfully optimize and commercialize our business. These and other risks are identified in our filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K for the year ended June 30, 2021 and in other filings subsequently made by the Company with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events or otherwise.

S&W SEED COMPANY

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended		Year Ended
	June 30,		June 30,
	2021	2020	2021	2020
Revenue	$22,765,623	$25,864,756	$84,049,036	$79,582,198
Cost of revenue	19,078,447	22,620,497	70,372,139	64,647,936
Gross profit	3,687,176	3,244,259	13,676,897	14,934,262
Operating expenses
Selling, general and administrative expenses	5,465,178	5,684,186	21,867,529	21,348,092
Research and development expenses	2,031,891	2,035,040	8,515,786	7,336,754
Depreciation and amortization	1,342,805	1,416,229	5,469,581	5,036,464
Gain on disposal of property, plant and equipment	(553,323)	(2,505)	(1,906,738)	(23,299)
Total operating expenses	8,286,551	9,132,950	33,946,158	33,698,011
Loss from operations	(4,599,375)	(5,888,691)	(20,269,261)	(18,763,749)
Other expense
Foreign currency (gain) loss	(77,509)	31,221	(94,214)	98,620
Change in estimated value of assets held for sale	—	—	—	92,931
Change in contingent consideration obligation	(3,768,812)	(302,139)	(4,016,904)	(302,139)
Government grant income	—	(1,958,600)	—	(1,958,600)
Loss on extinguishment of debt	—	—	—	140,638
Interest expense - amortization of debt discount	187,913	161,114	689,514	555,049
Interest expense	546,379	588,202	2,283,215	1,970,882
Loss before income taxes	(1,487,346)	(4,408,489)	(19,130,872)	(19,361,130)
Provision for income taxes	188,962	368,744	(24,358)	385,968
Net loss	$(1,676,308)	$(4,777,233)	$(19,106,514)	$(19,747,098)
Net income (loss) attributed to noncontrolling interests	8,155	24,996	64,453	(72,774)
Net loss attributable to S&W Seed Company	$(1,684,463)	$(4,802,229)	$(19,170,967)	$(19,674,324)

Net loss attributable to S&W Seed Company per common share:
Basic	$(0.05)	$(0.14)	$(0.55)	$(0.59)
Diluted	$(0.05)	$(0.14)	$(0.55)	$(0.59)
Weighted average number of common shares outstanding:
Basic	36,440,732	33,423,894	34,590,883	33,348,263
Diluted	36,440,732	33,423,894	34,590,883	33,348,263

TABLE A1
S&W SEED COMPANY
ITEMIZED RECONCILIATION BETWEEN GROSS PROFIT AND NON-GAAP ADJUSTED GROSS PROFIT
(UNAUDITED)

	Three Months Ended		Year Ended
	June 30,		June 30,
	2021	2020	2021	2020
Gross profit	$3,687,176	$3,244,259	$13,676,897	$14,934,262

Inventory write-downs	162,956	868,673	1,416,029	2,344,800

Non-GAAP adjusted gross profit	$3,850,132	$4,112,932	$15,092,926	$17,279,062

Non-GAAP adjusted gross margin	16.9%	15.9%	18.0%	21.7%

TABLE A2
S&W SEED COMPANY
ITEMIZED RECONCILIATION BETWEEN NET LOSS AND NON-GAAP ADJUSTED NET LOSS
(UNAUDITED)

	Three Months Ended		Year Ended
	June 30,		June 30,
	2021	2020	2021	2020
Net loss attributable to S&W Seed Company	$(1,684,463)	$(4,802,229)	$(19,170,967)	$(19,674,324)

Non-recurring transaction costs	-	207,447	20,000	792,993

Change in estimated value of assets held for sale	-	-	-	92,931

Loss on extinguishment of debt	-	-	-	140,638

Change in contingent consideration obligation	(3,768,812)	(302,139)	(4,016,904)	(302,139)

Interest expense - amortization of debt discount	187,913	161,114	689,514	555,049

Non-GAAP adjusted net loss	$(5,265,362)	$(4,735,807)	$(22,478,357)	$(18,394,852)

Non-GAAP adjusted net loss attributable to S&W Seed Company per common share:
Basic	$(0.14)	$(0.14)	$(0.65)	$(0.55)
Diluted	$(0.14)	$(0.14)	$(0.65)	$(0.55)
Weighted average number of common shares outstanding:
Basic	36,440,732	33,423,894	34,590,883	33,348,263
Diluted	36,440,732	33,423,894	34,590,883	33,348,263

TABLE B

S&W SEED COMPANY

ITEMIZED RECONCILIATION BETWEEN NET LOSS AND NON-GAAP ADJUSTED EBITDA

(UNAUDITED)

	Three Months Ended		Year Ended
	June 30,		June 30,
	2021	2020	2021	2020
Net loss attributed to S&W Seed Company	$(1,684,463)	(4,802,229)	$(19,170,967)	$(19,674,324)

Non-recurring transaction costs	-	207,447	20,000	792,993

Non-cash stock-based compensation	462,914	373,760	1,766,353	1,167,951

Depreciation and amortization	1,342,805	1,416,229	5,469,581	5,036,464

Foreign currency (gain) loss	(77,509)	31,221	(94,214)	98,620

Change in estimated fair value of assets held for sale	-	-	-	92,931

Change in contingent consideration obligation	(3,768,812)	(302,139)	(4,016,904)	(302,139)

Loss on extinguishment of debt	-	-	-	140,638

Interest expense - amortization of debt discount	187,913	161,114	689,514	555,049

Interest expense	546,379	588,202	2,283,215	1,970,882

Provision for income taxes	188,962	368,744	(24,358)	385,968

Non-GAAP adjusted EBITDA	$(2,801,811)	(1,957,651)	$(13,077,780)	$(9,734,967)

S&W SEED COMPANY

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	June 30, 2021	June 30, 2020
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$3,527,937	$4,123,094
Accounts receivable, net	19,389,213	19,023,098
Inventories, net	63,395,256	63,882,938
Prepaid expenses and other current assets	1,555,530	1,374,677
TOTAL CURRENT ASSETS	87,867,936	88,403,807
Property, plant and equipment, net	17,740,974	20,494,312
Intangibles, net	37,130,942	38,784,058
Goodwill	1,651,634	1,508,675
Other assets	7,079,490	6,764,781
TOTAL ASSETS	$151,470,976	$155,955,633
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$15,947,918	$8,045,694
Deferred revenue	385,328	6,171,904
Accrued expenses and other current liabilities	9,134,869	9,618,892
Lines of credit, net	33,946,565	26,983,264
Current portion of long-term debt, net	1,681,166	1,780,522
TOTAL CURRENT LIABILITIES	61,095,846	52,600,276
Long-term debt, net, less current portion	11,590,500	14,328,823
Contingent consideration obligation	741,552	4,263,503
Other non-current liabilities	3,649,885	3,427,054
TOTAL LIABILITIES	77,077,783	74,619,656
STOCKHOLDERS' EQUITY
Preferred stock, $0.001 par value; 5,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.001 par value; 75,000,000 shares authorized; 36,772,983 issued and 36,747,983 outstanding at June 30, 2021; 33,457,861 issued and 33,432,861 outstanding at June 30, 2020;	36,773	33,458
Treasury stock, at cost, 25,000 shares	(134,196)	(134,196)
Additional paid-in capital	149,684,357	137,809,540
Accumulated deficit	(69,311,909)	(50,140,942)
Accumulated other comprehensive loss	(5,850,826)	(6,111,424)
Noncontrolling interests	(31,006)	(120,459)
TOTAL STOCKHOLDERS' EQUITY	74,393,193	81,335,977
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$151,470,976	$155,955,633

S&W SEED COMPANY

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Year Ended
	June 30,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(19,106,514)	$(19,747,098)
Adjustments to reconcile net loss from operating activities to net cash used in operating activities
Stock-based compensation	1,766,353	1,167,951
Change in allowance for doubtful accounts	(235,201)	(255,000)
Inventory write-down	1,416,029	2,344,800
Depreciation and amortization	5,469,581	5,036,464
Gain on disposal of property, plant and equipment	(1,906,738)	(23,299)
Change in foreign exchange contracts	79,403	(7,615)
Change in contingent consideration obligation	(4,016,904)	(302,139)
Change in estimated fair value of assets held for sale	-	92,931
Loss on debt extinguishment	-	140,638
Amortization of debt discount	689,514	555,049
Changes in:	-	-
Accounts receivable	504,021	(1,819,625)
Inventories	648,448	11,083,296
Prepaid expenses and other current assets	(120,030)	412,526
Other non-current asset	54,259	(96,398)
Accounts payable	7,265,195	(2,879,541)
Deferred revenue	(5,786,697)	(2,882,359)
Accrued expenses and other current liabilities	(964,282)	2,125,503
Other non-current liabilities	22,521	(709,711)
Net cash used in operating activities	(14,221,042)	(5,763,627)
CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property, plant and equipment	(1,079,880)	(1,972,231)
Proceeds from disposal of property, plant and equipment	782,645	34,410
Proceeds from the sale of assets held for sale	2,771,480	1,757,069
Acquisition of germplasm	(8,499)	-
Acquisition of business, net of cash acquired	-	(7,472,618)
Acquisition of wheat assets	-	(2,633,000)
Net cash provided by (used in) investing activities	2,465,746	(10,286,370)
CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from sale of common stock	10,223,311	-
Taxes paid related to net share settlements of stock-based compensation awards	(111,532)	(110,132)
Capital contributions	25,000	-
Borrowings and repayments on lines of credit, net	4,954,687	16,819,564
Borrowings of long-term	385,636	3,865,780
Debt issuance costs	(196,952)	(907,392)
Repayments of long-term debt	(4,387,465)	(2,618,121)
Net cash provided by financing activities	10,892,685	17,049,699
EFFECT OF EXCHANGE RATE CHANGES ON CASH	267,454	(308,410)
NET INCREASE (DECREASE) IN CASH & CASH EQUIVALENTS	(595,157)	691,292
CASH AND CASH EQUIVALENTS, beginning of the period	4,123,094	3,431,802
CASH AND CASH EQUIVALENTS, end of period	$3,527,937	$4,123,094